AGREEMENT TO PURCHASE REAL ESTATE



            THIS AGREEMENT made this 27th day of December, 1996, by and between:



SELLER:           PUBLIX SUPER MARKETS, INC.
                  Post Office Box 407
                  Lakeland  FL  33802-0407



BUYER:            RRC ACQUISITIONS, INC.
                  Attention:  Robert L. Miller
                        Suite 200, 121 W. Forsyth Street
                           Jacksonville, Florida 32202


ESCROW AGENT:     James P. Hahn
                  HAHN, McCLURG, WATSON GRIFFITH & BUSH, P.A.
                  Post Office Box 38
                  Lakeland, FL  33802-0038



                              W I T N E S S E T H



            WHEREAS, Seller has title to certain real property as is more particularly described in Exhibit "A" attached hereto and made a part hereof (hereinafter the "Real Property"); and

            WHEREAS, Seller desires to sell and Buyer desires to buy the Real Property under terms and conditions contained herein.

            NOW, THEREFORE, in consideration of the mutual recitals, the mutual covenants and agreements set forth herein and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to buy the following described subject property upon the following terms and conditions:





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                                       I
                                  DEFINITIONS



            l. As used in this Agreement, the following terms shall have the following meanings:

                  l.0l "Agreement" means this Agreement to Purchase Real Estate as it may be amended from time to time.

                  l.02 "Buyer's Intended Use" means the operation upon the Real Property of the existing shopping center.

                  l.03 "Closing" means the execution and delivery of those documents and funds necessary to transfer fee simple title to the Subject Property to the Buyer in accordance with the terms of the Agreement.

                  l.04 "Effective Date" means the last date on which Seller and Buyer have both executed this Agreement.

                         1.05 "Subject Property" means:

                        (a)  The Real Property, including but not
limited to, all buildings, tenements, hereditaments, easements, rights-of-way, appurtenances, passages, water rights, drainage rights, and any and all other rights, liberties and privileges thereon or in any way now or hereafter appertaining, and including all right, title, and interest of the Seller in and to all rights-of-way, easements, public and private streets, roads, avenues, alleys, passageways and water rights (including any of the foregoing lying in any road beds), in front of or abutting the Real Property or any portion thereof; and

                        (b)  All of Seller's right, title and interest
in, to and under any and all site plans, surveys, engineering soil reports and studies, licenses, permits, approvals, sewer permits, utility permits, drainage permits, rights and agreements and similar or equivalent private and governmental documents of every kind and character whatsoever pertaining to, applicable to or in any way connected with the Real Property, all to the extent transferable; and

                        (c)  Buyer shall notify Seller within thirty
(30) days following the Effective Date of which contracts described Buyer desires to have assigned, which shall then be deemed to constitute the "Assigned Contracts." Buyer acknowledges that Seller's assignment of any of the Assigned Contracts may require the consent of the third party thereto over which Seller has no control. Seller shall use reasonable efforts to obtain such consent; provided, however, Seller's inability to obtain such

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consent shall not  constitute a default  hereunder,  and shall not  constitute a condition to closing. However, in any event, the Seller shall assign to the Buyer all warranties under the construction contracts and equipment purchase agreements. Seller shall furnish to Buyer within fifteen days from the Effective Date a list of contracts, leases, construction, warranties and equipment purchase warranties, if they have not already been heretofore furnished prior to the Effective Date.

                  l.06 "Title Insurance" means preliminary reports of title, title insurance commitments and policies issued by Chicago Title Insurance Company, (the "Title Insurance Company").



                                      II
                           PURCHASE PRICE AND TERMS



                  2.0l Purchase Price. Buyer agrees to pay a total purchase price consisting of Six Million Two Hundred Thousand and NO/100 Dollars ($6,200,000.00) cash at Closing.

                  2.02 Earnest Money Deposit. Within three (3) days after the Effective Date, Buyer shall deposit with the Escrow Agent the amount of Fifty Thousand and NO/100 Dollars ($50,000.00), which Earnest Money Deposit shall be held in an interest bearing account in accordance with the provisions hereinafter stated. "Earnest Money Deposit" as used in this Agreement shall include all interest earned on the Earnest Money Deposit. At the Closing as set forth in this Agreement Buyer shall receive a credit against the cash payable at Closing for the total amount of the Earnest Money Deposit including any and all interest that has accrued thereon.



                                      III
                                TITLE INSURANCE



                  3.0l  Title Insurance.

                        (a)  Within fifteen (15) days after the
Effective Date, Buyer shall furnish Buyer, at Buyer's sole cost and expense, with a title insurance commitment (the "Commitment") committing the Title Insurance Company to insure Buyer's title to the Real Property, together with copies of all documents listed in the Commitment as exceptions or matters required to be corrected prior to Closing. The Commitment and resulting title insurance policy (the "Policy") shall be in the amount of the purchase price.

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All costs of the Commitment  and Policy shall be paid by Seller.  The Commitment and resulting Policy shall be an ALTA standard form as currently authorized and approved by the Insurance Commissioner of the State of Florida. There shall be no exceptions to the Commitment or Policy except ad valorem taxes for the year of Closing and subsequent years, the lease set forth in XVII hereof, and the matters of record relating to the Real Property listed on Attorneys' Title Insurance Policy #OPM-1073331 dated 5/25/96 as amended by Endorsement #1 dated 10/2/95, all in Exhibit "B" attached hereto to which Buyer waives any and all objections unless objections are made within thirty (30) days from the Effective Date (which items shall be the "Permitted Exceptions" unless objection is made as aforesaid). If any future title commitment prior to Closing (including one which Seller will cause to be delivered to Buyer's attorney within two (2) days prior to the date of Closing) reveals other restrictions or easements which are not caused by Buyer and which would prohibit or materially and adversely affect Buyer's Intended Use of the Real Property, Seller shall make all reasonable efforts as set forth herein to cure any such objections provided such objections are made to Seller by Buyer in writing within fifteen (15) days of delivery to Buyer of such title commitment revealing such objections, otherwise, Buyer shall be deemed to have waived its right to so object, in which event such objections shall constitute Permitted Exceptions. The Policy shall insure marketable title. The Commitment shall be delivered to Buyer's attorney, unless Buyer directs otherwise. Buyer or Buyer's attorney shall give written notice to the Seller of any objections by the Buyer to the title. The Buyer shall not be required to make objection to the existence of any mortgage lien, materialmen or mechanic's lien, assessment lien or any other lien encumbering all or any part of the Real Property, all of which are hereby deemed to be title objections. After due notice, Seller shall have a reasonable time, not to exceed sixty (60) days, to
(i) cure any title defect, or (ii) have the exception waived or bonded over by the Title Insurance Company, or (iii) have the Title Insurance Company provide affirmative coverage regarding such exception, or (iv) have such exception otherwise deleted from the Commitment and Policy, none of which (i) through (iv) shall cause the title to be unmarketable, and, if necessary, the Closing shall be delayed for that period. If Seller fails to cure or otherwise eliminate as provided herein any title defect as to which due notice has been given within said time period, Buyer shall have the option to terminate this Agreement by providing notice thereof to Seller within five (5) days following said sixty
(60) day period whereupon this Agreement shall terminate and the Buyer shall be paid all Earnest Money Deposits. In the event Buyer terminates this Agreement, Seller shall bear all title insurance charges. In the alternative, Buyer shall have the right to accept the title in its then existing condition and proceed to Closing as otherwise provided herein by providing notice thereof to Seller within five (5) days following said sixty (60) day period. Buyer's failure to provide either the notice of termination or acceptance shall be

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deemed to  constitute an  acceptance  of title and the  transaction  shall close subject to the terms of this Agreement. Seller agrees to use reasonable efforts to cure all title defects.

                        (b)  Seller shall cause the Title Insurance
Company to issue such endorsements to the Commitment and Policy as shall be required by Buyer subject to the terms of this Agreement.


                  3.02 Affidavits. At Closing, Seller shall provide the Title Insurance Company with an Affidavit of No Lien and such additional documentation as is required in such form as is necessary to enable the Title Insurance Company issuing said Commitment to remove the mechanic's lien and parties in possession exceptions from the Commitment and the Policy.



                                      IV
                                    CLOSING



                  4.0l  Closing.  The Closing  shall take place on or before ten
(10) days after the completion of the Property Inspection and Buyer has not cancelled and terminated this agreement, as provided in paragraph 10.01 hereof, at the offices of Seller's attorneys in Lakeland, Florida. The parties mutually agree that time is of the essence and that each party shall pursue in good faith preparation for closing.

                  4.02  Closing Costs.

                        (a) Seller: Seller will pay all costs of (i) preparation and recordation of any instruments necessary to correct title subject to the terms of this agreement; and (ii) Seller's attorney's fees.

                        (b)  Buyer:  Buyer will pay all costs of (i)
the Title Insurance Commitment and Policy premium plus endorsements; (ii) documentary stamps to be affixed to the Deed; (iii) recording the deed; (iv) Buyer's attorney's fees; and (v) for any additional survey desired by the Buyer.

                  4.03 Documents to be Delivered by Seller at Closing. At the time of Closing, the Seller and Buyer, as appropriate, shall execute and deliver or cause to be delivered executed originals of the following documents:


                        (a)  Customary Special Warranty Deed (the
"Deed") conveying good and marketable title of the Real Property to

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Buyer subject to the Permitted Exceptions.

                        (b)  Affidavit of No Lien as required by
Article 3.02 above.

                        (c)  Affidavit in compliance with the Foreign
Investment in Real Property Tax Act of 1980, as amended, affirming that the Seller is not a "foreign person" as defined by the Internal Revenue Code.

                        (d)  The Assignment and Assumption Agreement
assigning the Assigned Contracts and transferring the matters covered by Article 1.05(b) to the extent transferable.


                        (e)  Such other documents as the Parties may
reasonably require to be executed and delivered to complete the transaction contemplated hereunder.

                        (f)  Mechanic's lien, possession and gap
affidavits, and any other such affidavits or documents as may be required by the Title Insurance Company.

                             (g) Closing Statement.

                        (h) Restrictions described in XVI hereof.

                        (i) Lease described in XVII hereof.

Seller shall deliver copies of all documents to be delivered at Closing to Buyer's attorney not less than three (3) days prior to Closing.

                  4.04 Prorations. The following adjustments to the Purchase Price shall be made at the Closing by proration of the amounts as specified below as of 11:59 p.m. of the date preceeding the closing:

                        (a)  Ad valorem real estate and personal
property taxes applicable to the Properties for 1996, such apportionment to be made on the basis of the previous year's taxes unless the bill therefor is available. Once the taxes for 1996 are established, upon written demand by either party, the parties shall promptly recompute such proration in accordance with the current tax figures, and any excess payment or credit received by a party shall promptly be reimbursed by it to the other party. Buyer shall have the right to contest the 1996 taxes and Seller shall provide Buyer with any information in Seller's possession to assist such contest. The provisions for readjustment of taxes are intended to and shall survive the Closing of this transaction.

                        (b)  Water and sewer rentals, charges for the

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supply of electricity, gas, trash collection and other utility and service charges.

                        (c)  Charges and receipts under service,
maintenance, and other like contracts affecting the Subject Property. The amount of charges paid by Seller prior to the Closing and attributable to a period after the Closing shall be credited to Seller. The amount of receipts received prior to the Closing and attributable to a period after the Closing shall be credited to Buyer.

                        (d)  All other proratable items with respect to
the Subject Property, including, but not limited to, rents. Security deposits shall be transferred as an escrow item which shall not adjust the Purchase Price. Rents and reimbursements for periods prior to Closing which have not been collected as of Closing, shall be applied first to post-Closing date delinquencies, and then to pre-Closing date delinquencies.

                        (e) All items to be adjusted for which figures are not available at the Closing, including real estate taxes for the year 1996, will be adjusted, and payment therefor will be made by Seller to Buyer or by Buyer to Seller, as appropriate, as soon as figures are available after the Closing and, in the case of revenues, if any, when they are collected.



                                       V
                        WARRANTIES AND REPRESENTATIONS



                  5.0l Seller's Warranties. Seller hereby warrants, represents and covenants (which warranties, representations and covenants shall be effective as of the date of Closing) the following:

                        (a)  The Seller has neither assigned nor
pledged, nor will assign or pledge this Agreement to any other person, and that Seller has full power and authority to execute this Agreement.

                        (b)  That Seller has not entered into any
outstanding agreements of sale, options or other rights of third parties to acquire an interest in the Subject Property, except for leases in existence on the date of this Agreement.

                        (c)  That Seller has not entered into any
agreements which are not of record with any state, county or local governmental authority or agency other than (i) those approved in writing by Buyer with respect to the Subject Property, or (ii)

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those that will not have a material adverse effect on Buyer's Intended Use.

                        (d)  That Seller has full power to sell,
convey, transfer and assign the Subject Property on behalf of all parties having an interest therein. That Seller is a Florida corporation duly organized and validly existing in good standing under the laws of the State of Florida; this Agreement and all documents executed by Seller which are to be delivered to Buyer at Closing are, or at the time of Closing will be, (i) duly authorized, executed and delivered by Seller, (ii) the legal, valid and binding obligation of Seller, and (iii) sufficient to convey title as required by this Agreement. Buyer will give a warranty, representation and covenant like this 5.0l(d) to Seller.

                        (e)  That except as may be set forth in any
existing Environmental Audits of the Real Property which will be provided by Seller to Buyer within five (5) working days from the Effective Date, Seller will inform Buyer within the inspection period in Article l0.0l hereof of any violations of any federal or state environmental law or regulation, including, but not limited to, 42 U.S.C., Section 59601 et. seq. (CERCLA) and 42 U.S.C.,
Section 6901 et. seq. (RCRA) that affect the Real Property of which the Seller has knowledge.

                        (f)  That to the best of Seller's knowledge,
there are no pending condemnation or similar proceedings affecting the Real Property, and Seller will inform Buyer within the inspection period in Article l0.0l hereof of any threatened condemnation of which the Seller has knowledge.

                        (g)  That to the best of Seller's knowledge,
there are no violations of any law, statute, regulation, governmental code or ordinance with respect to the Real Property, other than those that would not have a material affect on the Real Property.

                        (h)  That to the best of Seller's knowledge,
there is no litigation or administrative proceeding pending which affects the Real Property, and Seller will inform Buyer within the inspection period in Article l0.0l hereof of any such matters that are threatened of which the Seller has knowledge.

                        (i)   There are no leases affecting the Real
Property, oral or written, except as listed on the Rent Roll, and any Leases or modifications entered into between the date of this Agreement and the Closing Date with the Consent of Buyer. Copies of the leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll. Between the date hereof and the Closing Date, Seller will not

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terminate  or modify  existing  leases or enter into any new leases  without the consent of Buyer. All of the Property's tenant leases are in good standing and to the best of Seller's knowledge no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the leases are entitled to interest on any security deposits. No tenant under any lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such lease, and except as stated therein there are and will be no side agreements between Seller and any tenant.

                        (j)   Each of the seller financial statements
for the Property ("Seller Financial Statements") delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. All are in conformity with generally accepted accounting principles applied on a consistent basis. There has been no material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1995. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to and for six
(6) months following Closing upon reasonable advance notice in order that they may verify the financial statements prior to Closing. Seller agrees to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

                        (k)  On the date of Closing, Seller will
recertify to Buyer, in writing, that all of Seller's representations and warranties, as contained in this Agreement, remain true and correct except in such respects as are not likely to have a material adverse effect on Buyer's Intended Use, but the same shall not survive closing.





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                                      VI
                                    SURVEY



                  6.0l Seller, at Seller's sole cost and expense, will furnish to Buyer an existing previous ALTA/ACSM Land Title Survey of the Real Property (the "Survey") within ten (10) working days after the Effective Date. The Survey will be dated and signed by a registered and/or licensed land surveyor in Florida. The Buyer may obtain such additional surveys as Buyer desires, at Buyer's expense.



                                      VII
                SELLER'S COOPERATION:  PLANS AND TECHNICAL DATA



                  7.0l Access to Information. Within ten (10) working days after the Effective Date Seller shall provide Buyer and its representatives full and free access to all documents of Seller pertaining to the Subject Property, including but not limited to maintenance, improvement, repair, and other records, utility agreements, plans and specifications, studies, reports, correspondence and files, if any, all architectural and building plans, engineering plans and technical data including but not limited to all sewer, water, grading, drainage and paving plans, surveys and all letters, applications, permits or licenses from applicable governmental agencies prepared which are in the possession of Seller, and all other records relating to the Subject Property. All information gained by the Buyer hereunder shall be maintained in confidence, shall not be disclosed to any third party and shall be used only for purposes of carrying out the transaction contemplated by this Agreement, except that said information may be shown to lenders, attorneys and prospective purchasers.



                                     VIII
                                EMINENT DOMAIN



8.0l If, prior to the Closing, any or all of the Real Property shall be condemned or taken by any governmental or quasigovernmental authority under its power of eminent domain, or if proceedings for such condemnation or taking shall be commenced, the Buyer, at Buyer's option, to be exercised by written notice within ten (10) days of Buyer receiving written notice of such condemnation, may cancel this Agreement, or at

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Buyer's  option,  the Buyer may agree to close this  transaction  and the Seller shall assign all awards from the eminent domain proceedings to the Buyer.



                                      IX
                              ACCESS TO PROPERTY




                  9.0l Possession. Seller shall deliver to Buyer the sole and exclusive possession of the Real Property as of the date of Closing subject to the Permitted Exceptions.



                                       X
                              PROPERTY INSPECTION



                  l0.0l Property Inspection. For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller agrees that Buyer shall have until thirty (30) days after the "Effective Date" of this Agreement (the "Inspection Period") to conduct such inspections, tests, surveys or studies, subject to Seller's right to be present at or during any such activities and to be provided with any samples or test results relating thereto. Buyer agrees that it will have the Inspection Period to physically inspect the Property, review the economic data, underwrite the tenants and review their leases, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall not be refundable except upon the terms otherwise set forth herein. The Inspection Period may be extended by Buyer for three successive periods of thirty (30) days each, by written notice to Seller given within the Inspection Period, as

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



extended, as the case may be. Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and all records of Seller related thereto, including without limitation all leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning the Property and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records and other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants. Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

l0.02 Property Condition And Release. Buyer hereby acknowledges that it is responsible for inspecting the Subject Property, all fixtures and attached equipment and articles of personal property and the Buyer accepts the Subject Property, the fixtures and attached equipment and articles of personal property in their AS IS, WHERE IS condition as of the date of Buyer's completion of inspection without cancellation and termination as per Article l0.0l hereof, subject to the provisions of Article 5.01 hereof. Further, Buyer hereby releases Seller as hereafter set forth.
                        (a) Each of the following terms used in this paragraph shall have the meaning set forth below:

(i) "Released Parties" means Seller and its officers, directors, shareholders, employees, agents, any entity controlling, controlled by, or under common control with Seller, and the successors, and assigns of any of the foregoing persons or entities.

                              (ii)  "Environmental Laws" means any and
      all applicable (a) federal, state and local environmental laws, rules, and regulations; (b) rules, regulations, guidelines or policy statements, orders, or requests promulgated under or issued in connection with such laws, rules, or regulations; and (c) amendments to any of the foregoing.

                              (iii)  "Hazardous Substances" means,
      collectively and without regard to quantity, concentration,

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



      location, physical state, or other reporting, clean-up, or other regulatory threshold, (a) any "hazardous substance" under the Comprehensive, Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et. seq., (b) any hazardous substances under applicable Florida environmental laws, (c) petroleum or petroleum-based products (or any derivative or hazardous constituents thereof or additives thereto), including without limitation, fuel and lubricating oils, and (d) any asbestos containing materials, any "hazardous chemicals" or "toxic chemicals" under the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et. seq. References to particular acts or modifications in this definition include all past and future amendments thereto, as well as applicable rules and regulations as now or hereafter promulgated thereunder.

                              (iv)  "Presence" means the presence on the
      Subject Property of any Hazardous Substances and the use, possession, storage, disposal, burial, or deposit of any Hazardous Substances on the Subject Property.

                              (v)  "Release" means the threatened or
      actual  release,  discharge,  spillage,   uncontrolled  loss,  seepage  or
      filtration of Hazardous Substances onto the Subject Property, or from the Subject Property onto any adjacent or contiguous property.

                        (b) As material consideration for the purchase of the Subject Property, Buyer hereby knowingly, intentionally, unconditionally, irrevocably, and permanently waives, releases, discharges, and agrees not to assert or seek damages or other relief from any of the Released Parties for or on account of, any claim, demand, cause of action, or other right or remedy of any kind or character that Buyer or any of its employees, agents, successors, and assigns may now or hereafter have or acquire against any of the Released Parties, whether known or unknown to Buyer or any of the Released Parties, disclosed or not disclosed to Buyer by any of the Released Parties, liquidated or unliquidated, contingent or matured, relating in whole or in part, or directly or indirectly to, or in any way arising out of (i) the violation of any Environmental Law on the Subject Property by any Released Party, (ii) the Presence of any Hazardous Substances on the Subject Property, or (iii) the Release of any Hazardous Substances onto the Subject Property, or from the Subject Property onto any adjacent or contiguous property. The foregoing release is specifically intended to include (but not be limited to) any claims, demands, causes of action, or other rights and remedies of Buyer under the Comprehensive, Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. 9601 et. seq., including claims for response costs or contribution.



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                                      XI
                        CONDITIONS PRECEDENT TO CLOSING



                  ll.0l This Agreement and the obligation of Buyer to close this transaction and to pay any portion of the Purchase Price to Seller is exclusively conditioned upon satisfaction of each of the following Conditions Precedent (any of which may be waived by Buyer in writing) prior to Closing.

                  ll.02 Agreement To Remain in Effect. That this Agreement remain in full force and effect and that there shall not exist a right on the part of the Seller to either terminate the rights of Buyer under this Agreement, or seek the recovery of damages against Buyer provided Buyer's right not to close shall not be in derogation of Seller's right to retain the earnest money deposit as provided in 13.01(3) below.

                  ll.03 Performance of Seller. That Seller shall comply fully in all material respects with all of Seller's obligations and duties under this Agreement.

                  ll.04 Representations. That all representations, covenants and warranties of Seller contained in this Agreement including, but not limited to, those set forth in Paragraph V hereof, shall be true, satisfied and documented in all material respects as of the date of Closing.


In the event any of the foregoing conditions precedent have not been satisfied prior to closing as required herein, which will cause a material adverse effect, and the Buyer has not waived such condition in writing, then Buyer shall have the option to (i) cancel and terminate this Agreement and have the right to immediate return of the Earnest Money Deposit described in Paragraph 2.02 above, whereupon this Agreement shall be terminated; or (ii) waive said condition and close on the transaction in accordance with the terms hereof.


                  11.05 That reasonably acceptable Tenant Estoppel Letters shall be obtained, that there shall be no material adverse change in the condition of the Subject Property nor as to the tenant's leasing space in the Subject Property and that Publix and the other two tenants in the Subject Property shall have opened business in the shopping center and shall have commenced paying rent, all as of Closing Date.



                                      XII

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



                                 RISK OF LOSS



                  l2.0l Damage or Destruction. In the event of loss or damage to the Subject Property prior to Closing either by fire or other casualty, the Buyer, at Buyer's option, may rescind Buyer's obligations to close on this Agreement and receive an immediate refund of the Earnest Money Deposit, or Buyer may elect to close on this Agreement and take title to the Subject Property together with whatever insurance proceeds accrue by virtue of said loss or damage, plus a credit at Closing in the amount of any deductible payable under any insurance policy.



                                     XIII
                                   REMEDIES



                  l3.0l Default. In the event of a default by the Seller, the Buyer shall have the following options:

                        1.  Sue Seller for specific performance
including recovery of court costs and attorney's fees with respect thereto.

                        2.  Rescind Buyer's obligations to close on
this agreement and demand refund of the Escrow Deposit together with interest thereon.

                        3. In the event that all conditions precedent have been fulfilled and Buyer fails to close this transaction, the Seller shall have, as Seller's sole and exclusive remedies, the right to retain the Earnest Money Deposit as liquidated damages or to sue for specific performance including court costs and attorney's fees with respect thereto. The Buyer and Seller hereby acknowledge that it is impossible to more precisely estimate the damages to be suffered by Seller upon Buyer's default and the parties expressly acknowledge that retention of the Earnest Money Deposit is intended not as a penalty but as fully liquidated damages. In the event of a default hereunder by Buyer and if Seller retains the Earnest Money Deposit, Seller hereby waives and releases any right, and hereby covenants that it shall not sue Buyer (a) for specific performance of this Agreement or (b) to prove that Seller's actual damages exceed the Earnest Money Deposit.

                  13.02 Interest on Escrow Funds. In the event that the Closing shall take place, then any interest earned on the Earnest Money Deposit shall be credited to the Buyer as a portion

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                                      15
of the cash required to be paid at Closing. In the event that the Closing fails to take place through default of the Seller and the Buyer shall demand a refund of the Earnest Money Deposit in accordance with any of the terms of this Agreement, then said interest shall be paid to the Buyer. In the event that the Closing fails to take place through a default of the Buyer, Seller shall be entitled to the Earnest Money Deposit paid hereunder, together with all interest earned on the Earnest Money Deposit if the Seller accepts same as liquidated damages.



                                      XIV
                              BROKER'S COMMISSION



                  l4.0l Seller warrants and represents that no broker or finder has been engaged by or represents Seller as to this Agreement. Buyer warrants and represents that no broker or finder has been engaged by or represents Buyer as to this Agreement. Seller and Buyer each agree to indemnify, defend and hold the other harmless from and against any claim by any other real estate broker or finder engaged by the respective indemnitor.



                                      XV
                                 ESCROW AGENT



                  l5.0l Duties. It is agreed that the duties of any Escrow Agent appointed under this Agreement are only such as are specifically provided herein being purely ministerial in nature, and that such Escrow Agent shall incur no liability whatsoever except for willful misconduct or negligence so long as the Escrow Agent has acted in good faith. The Seller and Buyer release any Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of such Escrow Agent's duties hereunder.

                  l5.02 Responsibilities. The Escrow Agent shall be under no responsibility in respect to the Earnest Money Deposit other than faithfully to follow the instructions herein contained. The Escrow Agent may advise with counsel and shall be fully protected in any actions taken in good faith, in accordance with such advice. The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against such Escrow Agent in respect to the subject matter of these instructions unless requested to do so by Seller and Buyer and is indemnified to the satisfaction of such Escrow Agent against the cost and expense of

                                                                        10/29/96
                                      16
such defense. The Escrow Agent shall not be required to institute legal proceedings of any kind; such Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with such Escrow Agent, and shall be fully protected in acting in accordance with any written instructions given to such Escrow Agent hereunder and believed by such Escrow Agent to have been signed by the proper parties.

                  l5.03 Sole Liability. The Escrow Agent assumes no liability under this Agreement except that of a stake holder. If there is any dispute as to whether the Escrow Agent is obligated to deliver the Earnest Money Deposit or as to whom such Earnest Money Deposit is to be delivered, the Escrow Agent will not be obligated to make any delivery thereof, but in such event may hold the Earnest Money Deposit until receipt by such Escrow Agent of any authorization in writing signed by all of the persons having an interest in such dispute, directing the disposition thereof, or in the absence of such authorization, the Escrow Agent may hold the Earnest Money Deposit until the final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determinations are not begun and diligently continued, the Escrow Agent may, but is not required, bring an appropriate action or proceeding for leave to deposit the Earnest Money Deposit into the Registry of the Court pending such determination. In making delivery of the Earnest Money Deposit in the manner provided for in this Agreement, the Escrow Agent shall have no further liability in the matter.

                  l5.04 Confirmation of Deposit. The Escrow Agent for the Earnest Money Deposit has executed this Agreement at the bottom hereof to confirm that such Escrow Agent is holding and/or will hold the Earnest Money Deposit in Escrow pursuant to the provisions of this Agreement. The Earnest Money Deposit shall be deposited in an interest bearing account.

                  l5.05 Successor Escrow Agent. The foregoing requirements of the Escrow Agent shall be applicable to the initial Escrow Agent and all subsequent Escrow Agents following the transfer of the Escrow Deposit upon completion of the Property Inspection Period. It is understood and agreed that all times prior to the closing and transfer of title that the Earnest Money Deposits shall be the subject of an Escrow and governed according to the terms set forth herein. Any and all Escrow Agents as set forth herein and at various times herein shall at the request of either party provide written acknowledgment of the continued escrow of the Escrow Deposit and the amount of interest that has accrued thereon.



                                      XVI
                                 RESTRICTIONS

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                                      17

      Parcel B on Exhibit "C" attached hereto, Martin Downs Village Center (former Publix location) as shown on Exhibit "D" attached hereto, and Ocean East Shopping Center in which Stuart Fine Foods is located as shown on Exhibit "E" attached hereto, shall all be restricted against use as a grocery supermarket (except for the existing Stuart Fine Foods), and an appropriate restriction thereon shall be recorded at closing, all of which shall be in accordance with the Restrictions as to defined in the form of lease attached hereto as Exhibit "F."



                                     XVII


      Seller as Tenant and Buyer as Landlord agree at closing to enter into the form of lease attached hereto as Exhibit "F," with an amount of rental set forth in a separate memorandum.



                                     XVIII
                                 MISCELLANEOUS



                  l8.0l Notices. Any notice required or permitted to be given hereunder shall be sufficient in writing and sent by registered or certified mail, postage prepaid, or sent by expedited courier service to the party being given such notice at the address heretofore given herein or at such other address as to which notice is to be given in accordance with the provisions herein. A copy of any notice shall also be given to James P. Hahn, Esquire, HAHN, McCLURG, WATSON GRIFFITH & BUSH, P.A., 101 South Florida Avenue, Post Office Box 38, Lakeland, Florida, 33802, attorney for Seller, and to ULMER, MURCHISON, ASHBY & TAYLORD, Attn: William E. Scheu, Esquire, Post Office Box 479, Suite 1600, 200 West Forsyth Street, Jacksonville, Florida, 32201 (32202 for courier), attorney for Buyer.

                  l8.02 Entire Agreement. This Agreement is the entire Agreement of the parties with regard to the transaction dealt with herein.

                  l8.03 Assignment. Buyer shall not have the right to assign any part or all of this Agreement without the written consent of the Seller, which consent shall not be unreasonably withheld. However, the Seller does hereby consent to the assignment of this agreement and the lease attached hereto, to RRC FL THREE.

                  l8.04  Survival of Agreement.  The terms and

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                                      18
conditions of this Agreement shall survive the Closing hereof and the delivery of all related documents subject to any applicable period of survivability as provided herein including warranties and representations not surviving closing.

                  l8.05 Time is of the Essence. The parties acknowledge that time is of the essence for each time and date specifically set forth in this Agreement.

                  l8.06   Modification.   The  parties   acknowledge  that  this
Agreement is the entire agreement between the parties and that this Agreement may be modified only by a written instrument signed by all parties.

                  l8.07 Attorney's Fees. In the event of any litigation between the parties arising out of this Agreement or the collection of any funds due the Buyer or the Seller pursuant to this Agreement, the prevailing party shall be entitled to recover all costs incurred, such costs to include without limitation reasonable attorney's fees, also including attorney's fees on appeal and in any bankruptcy proceedings, and this provision shall survive the termination of this Agreement.

                  l8.08 Waiver. No waiver hereunder of any condition or breach shall be deemed to be a continuing waiver of any subsequent breach and all waivers shall be in writing.

                  l8.09 Headings. Headings used herein are for convenience only and do not constitute a substantive part of this agreement.

                  l8.l0 Choice of Law. This Agreement shall be governed by the laws of the State of Florida.


                  l8.ll Extension of Time Periods. In the event that the last day of any period of time specified in this Agreement shall fall on a weekend or legal holiday, such period of time shall be extended through the end of the next work day.

                  l8.l2 Time for Acceptance. In order for this Agreement to have any legal force and effect, this Agreement shall be accepted and executed by the Seller and delivered to the Buyer within seven (7) business days after execution hereof by the Buyer and delivery thereof to Seller. In the event this Agreement is not accepted, executed and delivered by Seller as stated herein, the Agreement shall be considered null and void and of no legal force and effect.

                  l8.l3 Radon Gas Notification. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to

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                                      19
persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained some from your local county public health unit.


            IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.



                                    AS TO SELLER:
                                    PUBLIX SUPER MARKETS, INC.
                                    A Florida corporation
WITNESSES:
                              By:
                                       CHARLES H. JENKINS, JR.

                                    As Chairman of the Executive
                                      Committee

                               DATED:      day of           , 1996


                                    AS TO BUYER:

                                    RRC ACQUISITIONS, INC.
WITNESSES:
                                       By:




                               DATED:      day of           , 1996




                                                                        10/29/96
                                      20

STATE OF FLORIDA
COUNTY OF POLK

      Before me the undersigned authority, this day appeared CHARLES H. JENKINS, JR., known to me and known to me to be the individual described in and who executed the foregoing instrument as Chairman of the Executive Committee of PUBLIX SUPER MARKETS, INC., a Florida corporation named in the foregoing instrument, and he acknowledged to and before me that he executed said instrument on behalf of and in the name of said Florida corporation with authority to execute said instrument and that said instrument is the free act and deed of said corporation.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this day of , 1996.


                                    NOTARY PUBLIC
                                    Print Notary Name:
            (SEAL)                  STATE OF FLORIDA AT LARGE

My Commission Expires:
Commission Number:


STATE OF
COUNTY OF
     Before me the undersigned authority, this day appeared _____________________________, known to me and known to me to be the individual described in and who executed the foregoing instrument as of , a ____________________________ named in the foregoing instrument, and he acknowledged to and before me that he executed said instrument on behalf of and in the name of said _____________ with authority to execute said instrument and that said instrument is the free act and deed of said corporation.
      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this day of , 1996.


                                    NOTARY PUBLIC
                                    Print Notary Name:
            (SEAL)                  STATE OF                   AT LARGE

My Commission Expires:
Commission Number:






                                                                        10/29/96
                                      21

                                    RECEIPT


            Receipt of the Earnest Money Deposit is herewith acknowledged in the amount and in accordance with the foregoing Agreement.

          This       day of              , 1996.



                                  ESCROW AGENT:
                              HAHN, McCLURG, WATSON, GRIFFITH & BUSH

                         BY:
                                 JAMES P. HAHN, President


C:\WP\MARTINDO.2ND

                                                                        10/29/96
                                      22

                                  Description


All of Village Shoppes at the Downs according to the plat thereof as recorded in Plat Book 10, Page 65, Public Records of martin County, Florida. Said lands lying in Martin County, Florida.











































                                                                        10/29/96

                                  EXHIBIT "E"




                                                                        10/29/96

                                  EXHIBIT "F"

                                                                        10/29/96

                          AUDIT REPRESENTATION LETTER

                                                                        10/29/96